Exhibit 21.1

Subsidiaries

Entity	Jurisdiction of Incorporation or Organization

Alight Administration Solutions LLC	Delaware

Alight Blocker 1 LLC	Delaware

Alight Blocker 2 LLC	Delaware

Alight Blocker 3 LLC	Delaware

Alight Blocker 4 LLC	Delaware

Alight Blocker 5 LLC	Delaware

Alight Canada N.S. ULC	Nova Scotia, Canada

Alight Financial Advisors, LLC	Delaware

Alight Financial Solutions, LLC	Illinois

Alight Group, Inc.	Delaware

Alight Health Holdings LLC	Delaware

Alight Holding Company, LLC	Delaware

Alight NGA Holdings LLC	Delaware

Alight Services India Private Limited	India

Alight Solutions LLC	Illinois

Alight Solutions (Thailand) Co. Ltd.	Thailand

Alight Solutions Australia Holdings Pty Limited	Australia

Alight Solutions Benefit Payment Services, LLC	Illinois

Alight Solutions Caribe, Inc.	Puerto Rico

Alight Solutions Europe Limited	United Kingdom

Alight Solutions Europe ESC Limited	United Kingdom

Alight Solutions Europe Sp Zoo.	Poland

Alight Solutions Private Limited	Hong Kong

Alight Solutions Professional Services Ireland Limited	Ireland

Alight Solutions PTE. Limited	Singapore

Alight Solutions Sdn. Bhd.	Malaysia

Arinso Australia Pty Ltd	Australia

Arinso France SAS	France

Arinso Iberica S.L.	Spain

Arinso Luxembourg SARL	Luxembourg

Arinso People Services Limited	United Kingdom

Arinso Portugal - Sistemas, Software E Serviços, Unipessoal LDA	Portugal

Arinso UK Limited	United Kingdom

Carlson Management Consulting, LLC	Delaware

Choice Health Insurance LLC	South Carolina

Future Knowledge Pty Ltd	Australia

Hodges-Mace, LLC	Delaware

Hornet Acquiror Sub Inc.	Delaware

Hornet H-M Holdings, Inc.	Delaware

Life Account, L.L.C.	Texas

Merger Sub 1 LLC	Delaware

Merger Sub 2 LLC	Delaware

Merger Sub 3 LLC	Delaware

Merger Sub 4 LLC	Delaware

Merger Sub Prime, LLC	Delaware

National Direct Marketing LLC	South Carolina

NGA HR (India) Private Limited	India

NGA HR SP. Z O.O	Poland

NGA Human Resources Denmark ApS	Denmark

NGA Human Resources Oy	Finland

NGA Human Resources Sweden AB	Sweden

NGA Outsourcing Canada ULC	Alberta, Canada

NGA Outsourcing Malaysia Sdn Bhd	Malaysia

NGA Outsourcing Singapore Pte. Ltd.	Singapore

NIS Acquisitions Limited	United Kingdom

NIS Holdings BV	Netherlands

NIS Payroll Solutions (India) Private Limited	India

NIS Receivables No.1 Limited	United Kingdom

NIS Receivables No.2 Limited	United Kingdom

Northgate Arinso Hungary Korlátolt Felelősségű Társaság	Hungary

Northgate Information Solutions China Limited	Hong Kong

Northgate Information Solutions Holdings Limited	United Kingdom

Northgate Information Solutions Limited	United Kingdom

Northgate UK Company	United Kingdom

NorthgateARINSO Austria GmbH	Austria

NorthgateArinso Belgium BV	Belgium

NorthgateArinso Brazil Informatica Ltda	Brazil

NorthgateArinso Canada ULC	Alberta, Canada

NorthgateArinso Deutschland GmbH	Germany

NorthgateArinso France Holdings SAS	France

NorthgateArinso Granada S.L.U	Spain

NorthgateArinso Information Technology Services (Dalian) Co	China

NorthgateArinso Information Technology Services (Dalian) Co – Shanghai Branch	Shanghai Shi

NorthgateArinso Italia S.r.l	Italy

NorthgateArinso Malaysia Sdn Bhd	Malaysia

NorthgateArinso Nederland BV	Netherlands

NorthgateArinso Switzerland Ltd	Switzerland

NorthgateArinso Singapore Pte. Ltd.	Singapore

NorthgateArinso Spain S.L.U	Spain

NorthgateArinso, LLC	Georgia

PT Alight Solutions Indonesia	Indonesia

Rebus Group Limited	United Kingdom

Rebus Holdings Limited	United Kingdom

Rebus HR Holdings Limited	United Kingdom

Rebus HR Management Limited	United Kingdom

Rebus Human Resource Services Limited	United Kingdom

Rebus Human Resources Limited	United Kingdom

Rebus Software Limited	United Kingdom

Smartben Holdco, Inc.	Delaware

Tempo (Mauritius) Holdco	Mauritius

Tempo Acquisition Finance Corp.	Delaware

Tempo Acquisition, LLC	Delaware

Tempo I, Inc.	Delaware

Tempo Intermediate Holding Company I, LLC	Delaware

Tempo Intermediate Holding Company II, LLC	Delaware

Tempo Prospero UK Bidco Limited	United Kingdom

Tempo Prospero US LLC	Delaware

Tempo UK Holdco Limited	United Kingdom

Arinso International Philippines, Inc.	Phillipines

Rebus HR Group Ltd.	Bermuda

ARINSO Argentina S.A.	Argentina

ARINSO Mexico SA de CV	Mexico

NORTHGATE ARINSO Thailand Company Ltd.	Thailand

NorthgateArinso Turkey HR Consultancy and Outsourcing Ltd.	Turkey

NGA Japan GK (NGA Japan Godo Kaisha)	Japan

NorthgateArinso HR Services LLC	Russian Federation

NorthgateArinso Israel Limited	Israel